EXHIBIT 99.01

IFLM inks Joint Venture Agreement with Executive Global Tours to develop original content

IRVINE, CA -- Independent Film Development Corp. ("IFLM" -- OTCPink: IFLM), a diversified, publicly-held hospitality and entertainment company, today announced that it has signed a joint venture agreement with the company Executive Global Tours to develop original content based on a travel and culinary theme.

“This is a crucial next step to take the travel/culinary concept to production,” said CEO Jeff Ritchie. “Partnering with Executive Global Tours gives us the ability to finance a show that will take the viewers to exotic destinations all over the world.”

Mr. Ritchie, who worked in the entertainment industry for nearly 20 years before taking the helm as CEO of IFLM is currently working on similar series and concepts for global distribution.

The show will take viewers on a culinary tour of distant lands, exploring the food, markets, vineyards, breweries and distilleries. It will then tie the show together with an interactive cooking lesson in front of a live audience.

About Independent Film Development Corp.:

Based in Irvine, California, Independent Film Development Corporation is developing a multi-pronged approach to hospitality management and original content creation.

 Safe Harbor Statement

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E and/or 27E of the Securities Exchange Act of 1934 that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company and the risks and uncertainties detailed from time to time in reports filed by the company with the Securities and Exchange Commission. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, the company's ability to raise necessary financing, retention of key personnel, timely delivery of inventory from the company's suppliers, timely product development, product acceptance, and the impact of competitive services and products, in addition to general economic risks and uncertainties.

For shareholder information, please contact:

C. David Pugh, CCO of IFLM

DaveP@IndyFilmCorp.com

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